UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/07/2008

Entorian Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50553

Delaware	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Blvd.
Austin, TX 78757
(Address of principal executive offices, including zip code)

512 454 9531
(Registrant’s telephone number, including area code)

Staktek Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Entorian Technologies Inc. [NASDAQ: ENTN] (the "Company") announced that it is conducting a search to fill a position on its Board of Directors vacated by Berry Cash, given his decision not to stand for re-election to the Company's Board of Directors. Entorian's common stock is traded on the NASDAQ National Market System. In accordance with NASDAQ Marketplace Rule 4350, the Company is required to have three independent directors serving on its Audit Committee, and the Company currently has two independent directors serving on this committee. Pursuant to Marketplace Rule 4350(d)(4), Entorian is in a grace period to regain compliance expiring on its next annual stockholders' meeting, which is currently scheduled for April 23, 2009. NASDAQ recently sent the company a deficiency letter confirming that Entorian is not in compliance with Marketplace Rule 4350 regarding independent directors on its Audit Committee and that the Company is currently in the grace period.

The Company stated in a press release (attached as Exhibit 99.1 to this Form 8-K) that the Board fully expects to fill the vacant position prior to the end of the grace period.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release issued May 12, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entorian Technologies Inc.

Date: May 12, 2008	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Issued May 12, 2008